UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

In connection with Matthew G. McDevitt’s cessation of employment described below, and the costs associated therewith, BioMed Realty Trust, Inc. (the “REIT”) and BioMed Realty, L.P. (together with the REIT, the “Company”) expect their 2014 net income and funds from operations to be reduced by approximately $0.02 per diluted share.

The foregoing estimate is subject to completion of financial closing procedures and completion of the audit of the Company’s 2014 financial statements. The Company’s actual results may differ materially from this estimate. In addition, the above estimate does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2014.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 2.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 30, 2014, Matthew G. McDevitt ceased serving as Executive Vice President, Real Estate of the Company to pursue other business opportunities. Mr. McDevitt’s responsibilities will be assumed by current Company employees. The Company does not plan to replace Mr. McDevitt at this time. Mr. McDevitt has agreed to provide certain consulting services to the Company during the period commencing on December 30, 2014 and ending on December 30, 2017, subject to earlier termination (the “Consulting Period”).

Effective as of December 30, 2014, the Company and Mr. McDevitt entered into an Employment Transition and Consulting Agreement (the “Transition Agreement”), pursuant to which Mr. McDevitt will be entitled to receive a lump sum cash payment in the amount of $2,910,915.

In addition, shares of restricted stock and performance units previously granted to Mr. McDevitt will continue to be eligible to vest during the Consulting Period. The restricted stock awards held by Mr. McDevitt will vest in full upon the occurrence of a change in control of the Company during the Consulting Period. The performance units held by Mr. McDevitt will be eligible to vest upon the occurrence of a change in control of the Company during the Consulting Period in accordance with the terms of the award agreements.

During the Consulting Period, Mr. McDevitt will be entitled to an annual cash retainer of $112,620, in addition to reimbursement of certain business expenses in connection with his performance of services under the Transition Agreement.

The Transition Agreement contains a general release of claims against the Company, as well as confidentiality, non-solicitation, non-disparagement and other customary provisions.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

10.1	Employment Transition and Consulting Agreement effective as of December 30, 2014 among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Matthew G. McDevitt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: January 2, 2015	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
Name: Greg N. Lubushkin Title: Chief Financial Officer

BIOMED REALTY, L.P.

By: BioMed Realty Trust, Inc. its General Partner

	By:	/s/ GREG N. LUBUSHKIN
Name: Greg N. Lubushkin Title: Chief Financial Officer